UNIVAR INC. AMENDED AND RESTATED EMPLOYEE STOCK PURCHASE PLAN
First Amendment
WHEREAS, Univar Solutions Inc. (“Company”) sponsors and maintains the Univar, Inc. Amended and Restated Employee Stock Purchase Plan (the “Plan”);
WHEREAS, pursuant to Section 10.8 of the Plan, the Compensation Committee of the Board of Directors of the Company, as administrator of the Plan, has authority to amend the Plan; and
WHEREAS, the Company desires to amend the Plan, effective as of the dates set forth below to change the name of the Plan and reflect the name change of the Plan sponsor.
NOW THEREFORE, the Plan is hereby amended as follows, effective as of the dates set forth below:
1.Effective as of September 1, 2019, “Univar Inc.” is changed to “Univar Solutions Inc.” wherever the former appears in the Plan.

2.Effective as of December 1, 2019, the Plan name is changed to the “Univar Solutions Inc. Employee Stock Purchase Plan.”

3.Effective as of September 1, 2019, Section (i) of Article II of the Plan is amended in its entirety to read as follows:
“Company” means Univar Solutions, Inc., a Delaware corporation, and any successor thereto.
4.Effective as of December 1, 2019, Section (r) of Article II of the Plan is amended in its entirety to read as follows:
“Omnibus Equity Plan” means the Univar Solutions Inc. 2017 Omnibus Equity Incentive Plan, as may be amended from time to time.
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IN WITNESS WHEREOF, the undersigned authorized individual has executed this First Amendment to the Plan as of December 6, 2019, to evidence its adoption by Univar Solutions Inc.
UNIVAR SOLUTIONS INC.
By: /s/ Noelle J. Perkins
Noelle J. Perkins
SVP, General Counsel and Secretary

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